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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

     The registrant is IOS Capital, Inc., a Delaware corporation, whose parent is IKON Office Solutions, Inc. The following sets forth information with respect to IOS Capital, Inc.'s subsidiaries as of December 28, 1999.

                                                                STATE OR OTHER
                                                               JURISDICTION OF
                                         % VOTING SECURITIES   INCORPORATION OR
SUBSIDIARY                                  OWNED (BY WHOM)      ORGANIZATION
----------                                 -----------------   ----------------
IKON Funding, Inc.......................    100% IOS Capital      Delaware
IKON Funding, LLC.......................    100% IOS Capital      Delaware
IKON Funding-1, LLC.....................    100% IOS Capital      Delaware
IKON Receivables-1, LLC.................    100% IOS Capital      Delaware
IKON Receivables Funding, Inc...........    100% IOS Capital      Delaware